UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
(Registrant)
(Exact name of registrant as specified in its charter)
GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
(Rule 140 Co-Registrant)
(Exact name of registrant as specified in its charter)

(Exact Name of Registrant as Specified in Its Charter)

26-0151234 (Registrant)
Delaware	26-0151301 (Co-Registrant)
(State of Incorporation or Organization)	(IRS Employer Identification No.)

c/o GreenHaven Commodity Services, LLC
3340 Peachtree Road, Suite 1910
Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units of Beneficial Interest	American Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐
Securities Act registration statement file number to which this form related: 333-138424 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
Not Applicable

Item 1. Description of Registrant’s Securities to be Registered.
The description of securities to be registered contained in Registrant’s Prospectus to be filed with the commission pursuant to Rule 424(b) under the Securities Act (File Nos. 333-138424) is deemed to be incorporated by reference into this registration statement.
Item 2. Exhibits:
The information required by this item is incorporated by reference to the exhibits to the registration statements previously filed as follows:

Exhibit Number	Description of Document
4.1	Declaration of Trust Agreement of the Registrant (as attached to the Prospectus as Exhibit A-1) *
4.2	Declaration of Trust Agreement of the Co-Registrant (as attached to the Prospectus as Exhibit A-2) *
4.3	Form of Participation Agreement *** Form of Privacy Notice (as attached to the Prospectus as Exhibit B)
5.1	Opinion of Morris James LLP as to legality ***
8.1	Opinion of Tannenbaum Helpern Syracuse & Hirschtritt LLP as to income tax matters **
10.2	Form of Customer Agreement **
10.3	Form of Administration Agreement **
10.4	Form of Global Custody Agreement **
10.5	Form of Transfer Agency and Service Agreement **
10.6	Form of Distribution Services Agreement **
10.7	License Agreement between Reuters America LLC and GreenHaven Commodity Services, LLC ***
23.1	Consent of Morris James LLP ***
23.2	Consent of Tannenbaum Helpern Syracuse & Hirschtritt LLP as tax counsel ***
23.3	Consent of Grant Thornton LLP, an independent public accounting firm ***

*	Previously filed as an exhibit to Pre-Effective Amendment No. 2 to Form S-1 on August 1, 2007 and incorporated herein by reference.

**	Previously filed as an exhibit to Pre-Effective Amendment No. 3 to Form S-1 on October 2, 2007 and incorporated herein by reference.

***	Previously filed as an exhibit to Pre-Effective Amendment No. 5 to Form S-1 on November 21, 2007 and incorporated herein by reference.

Signature
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The County of Atlanta in the State of Georgia on the 9th day of January, 2008.

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND By Greenhaven Commodity Services, LLC, the Managing Owner
By:	/s/ Ashmead F. Pringle, III
	Name:	Ashmead F. Pringle, III
	Title:	President

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND By Greenhaven Commodity Services, LLC, the Managing Owner
By:	/s/ Ashmead F. Pringle, III
	Name:	Ashmead F. Pringle, III
	Title:	President